UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2024

First Financial Northwest, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-33652	26-0610707
State or other jurisdiction of	Commission	(I.R.S. Employer
Incorporation	File Number	Identification No.)

201 Wells Avenue South, Renton, Washington	98057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FFNW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	The Company’s Special Meeting was held by means of remote communication on July 19, 2024.

(b)	There were a total of 9,174,425 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Special Meeting, 6,904,007 shares of common stock were represented in person or by proxy; therefore a quorum was present. The following proposals were submitted by the Board of Directors to a vote of shareholders and the following are the results as certified by the Inspectors of Election:

Proposal 1.     Approval of the Purchase and Assumption Agreement, dated as of January 10, 2024, by and among First Financial Northwest, Inc. (the “Company”), First Financial Northwest Bank (the “Bank”) and Global Federal Credit Union (“Global”), pursuant to which Global will acquire substantially all of the assets and assume substantially all of the liabilities (including deposit liabilities) of the Bank (the “asset sale”) all on and subject to the terms and conditions contained therein (the “asset sale proposal”). Set forth below are results of the voting on this proposal:

For	Percentage of shares outstanding	Against	Percentage of shares outstanding	Abstain	Percentage of shares outstanding	Broker Non-Votes
6,743,703	73.5	110,934	1.2	49,370	0.5	0

Accordingly, the proposal described immediately above, having received the favorable votes of at least two-thirds of the outstanding shares entitled to vote at the meeting, was declared to be duly adopted by the shareholders of the Company.

Proposal 2.      Approval of the voluntary dissolution of the Company whereby, following the completion of the asset sale, the Company will take all necessary action to wind up its affairs, distribute its remaining net assets, including the remaining net cash proceeds from the purchase price paid by Global in the asset sale, to the shareholders of the company, and dissolve under applicable Washington law (the “Company dissolution proposal”). Set forth below are results of the voting on this proposal:

For	Percentage of shares outstanding	Against	Percentage of shares outstanding	Abstain	Percentage of shares outstanding	Broker Non-Votes
6,742,371	73.5	112,266	1.2	49,370	0.5	0

Accordingly, the proposal described immediately above, having received the favorable votes of at least two-thirds of the outstanding shares entitled to vote at the meeting, was declared to be duly adopted by the shareholders of the Company.

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Proposal 3.     Approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to certain executive officers of the Company in connection with the asset sale. Set forth below are results of the voting on this proposal:

For	Percentage of shares present	Against	Percentage of shares present	Abstain	Percentage of shares present	Broker Non-Votes
4,471,498	64.7	2,344,820	34.0	87,689	1.3	0

Accordingly, the proposal described immediately above, having received the favorable votes of at least a majority of the shares present in person or by proxy at the meeting, was declared to be duly adopted by the shareholders of the Company.

Proposal 4.     Approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the asset sale proposal and the Company dissolution proposal. No adjournment or postponement of the special meeting was determined to be necessary or appropriate and, accordingly, the special meeting was not adjourned and proceeded to conclusion without consideration of a proposal to adjourn or postpone the special meeting.

(c)            None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: July 24, 2024	By:	/s/ Richard P. Jacobson
Richard P. Jacobson
Executive Vice President and
Chief Financial Officer

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